EXHIBIT 10.34

NEW FOCUS, INC.

AMENDMENT
TO
NONSTATUTORY STOCK OPTION AGREEMENTS

This Amendment is made as of October 10, 2002, by and between New Focus, Inc., a Delaware corporation (the “Company”) and R. Clark Harris (“Optionee”).

WHEREAS, in conjunction with his services as a member of the Board, the Company granted Optionee an option to purchase 80,000 shares of the Company’s Common Stock under the Company’s 1998 Stock Plan (the “1998 Option”) pursuant to a stock option agreement dated December 15, 1998 (the “1998 Stock Option Agreement”);

WHEREAS, in conjunction with his services as Chairman of the Board, the Company granted Optionee an option to purchase 100,000 shares of the Company’s Common Stock under the Company’s 2000 Stock Plan (the “2000 Option”) pursuant to a stock option agreement dated August 29, 2001 (the “2000 Option Agreement”);

WHEREAS, in conjunction with his employment as the Company’s President and Chief Executive Officer, the Company granted Optionee an option to purchase 1,500,000 shares under the Company’s 2000 Stock Plan (the “CEO Option”) pursuant to a stock option agreement dated November 14, 2001 (the “CEO Option Agreement”);

WHEREAS, the 1998 Option Agreement provides that the 1998 Option shall be exercisable for thirty (30) days following Optionee’s termination as a Service Provider;

WHEREAS, the 2000 Option Agreement provides that the 2000 Option shall be exercisable for three (3) months after Optionee ceases to be Chairman of the Board, and Optionee has resigned as Chairman of the Board effective as of October 24, 2002;

WHEREAS, the CEO Option Agreement provides that the CEO Option shall be exercisable for ninety (90) days following Optionee’s termination as a Service Provider;

WHEREAS, the Board has agreed to amend the 1998 Option Agreement, the 2000 Option Agreement and the CEO Option Agreement (together, the “Option Agreements”) to provide that the 1998 Option, the 2000 Option and the CEO Option (together, the “Options”) each shall be exercisable for a period of twelve (12) months from October 24, 2002.

NOW, THEREFORE, the parties hereto agree that the Option Agreements are hereby amended as follows:

1.    Termination Period.    Notwithstanding anything to the contrary in the Option Agreements, the Options may be exercised on or before October 24, 2003.

2.    Stock Option Agreements.    To the extent not amended hereby, the Option Agreements shall each remain in full force and effect.

3.    No Guarantee of Continued Service.    Optionee acknowledges and agrees that the vesting of the Options, pursuant to the Option Agreements, ceased as of October 24, 2002.

4.    Entire Agreement.    This Amendment, taken together with the Option Agreements (to the extent not amended hereby), represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the parties with respect to the Options. This Amendment may be amended at any time only by mutual written agreement of the parties hereto.

IN WITNESS WHEREOF, each of the parties has executed this Amendment.

NEW FOCUS, INC.

By:	/s/ WILLIAM L. POTTS, JR.

Title:	Chief Financial Officer and Secretary

Date:	October 10, 2002

OPTIONEE:

/s/ R. CLARK HARRIS

R. Clark Harris

Date:	October 10, 2002

[Signature Page To Amendment To Nonstatutory Stock Option Agreement]